                                                                      Exhibit 21
                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 28, 1998

                                                Percentage            Percentage
Name of Company                                 Held by TRA           Held by Sub           Jurisdiction
---------------                                 -----------           -----------           ------------
I.   El Rancho Rock & Sand, Inc.                100.0                                       California

II.  Hudson Bay Gold Inc.                       100.0                                       Canada
     which owns
     ----------
     A.   Mingold Resources Inc./1/                                    50.0                 Canada

III. Inspiration Coal Inc.                      100.0                                       Delaware

IV.  Inspiration Coal Development Company       100.0                                       Delaware
     which owns
     ----------
     A.   Ashland Mining Corporation                                  100.0                 W. Virginia
     B.   Briarwood Mining Inc.                                       100.0                 Virginia
     C.   Plateau Fuels, Inc.                                         100.0                 Kentucky
     D.   Southern Floyd Coal, Inc.                                   100.0                 Kentucky

V.   Inspiration Consolidated Copper Company    100.0                                       Maine
     which owns
     ----------
     A.   Black Pine Mining Company                                   100.0                 Montana
     B.   Inspiration Development Company                             100.0                 Delaware

VI.  Inspiration Gold Incorporated              100.0                                       Delaware

VII. Terra Capital Holdings, Inc.               100.0                                       Delaware
     which owns
     ----------
     A.   Terra Capital, Inc.                                         100.0                 Delaware
          which owns
          ----------
          1.   Terra Methanol Corporation                             100.0                 Delaware
          2.   Terra International, Inc.                              100.0                 Delaware
               which owns
               ----------
               a.   Farmbelt Chemicals, Inc.                          100.0                 Delaware
               b.   Farmers Agricultural Credit Corporation           100.0                 Iowa
               c.   Northern Agricultural Credit Corporation          100.0                 Minnesota

     /1/50% of Special Voting Preference Shares held by Hudson Bay Gold. Western Gold Exploration and Mining Co., Limited owns 100% of Limited Voting Common Shares and 100% of Non-Voting Preference Shares.

                                                                      Exhibit 21
                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 28, 1998

                                                Percentage            Percentage
Name of Company                                 Held by TRA           Held by Sub             Jurisdiction
---------------                                 -----------           -----------             ------------
     A.   Terra Capital, Inc. (continued)
     ------------------------------------
          2.   Terra International, Inc. (continued)
               d.   Terra International (Oklahoma) Inc.               100.0                   Delaware
               e.   Terra Real Estate Corporation                     100.0                   Iowa
               f.   Terra Real Estate Development Corporation         100.0                   Iowa
               g.   Terra Express, Inc.                               100.0                   Delaware
               h.   Omnium, LLC                                        50.0                   Missouri
               i.   Terra International (Canada) Inc.                 100.0                   Ontario, Canada
                    which owns
                    ----------
                    1.   Terra Nitrogen (U.K.) Limited                100.0                   England
                    2.   Belmont Farm Supply Inc.                      50.0                   Canada
                    3.   Bluewater Agromart Limited                    50.0                   Ontario
                    4.   Brussels Agromart Ltd.                        50.0                   Ontario
                    5.   Cardinal Farm Supply Limited                  50.0                   Ontario
                    6.   Fingal Farm Supply Limited                    50.0                   Ontario
                    7.   Grand Falls Agromart Ltd.                     50.0                   Canada
                    8.   Hartland Agromart Ltd.                        50.0                   Canada
                    9.   Harvex Agromart Inc.                          50.0                   Ontario
                    10.  Hoegy's Farm Supply Limited                   50.0                   Ontario
                    11.  Lakeside Grain & Feed Limited                 50.0                   Ontario
                    12.  Macroblend Limited                            50.0                   Ontario
                    13.  Maple Farm Supply Limited                     50.0                   Ontario
                    14.  Max Underhill's Farm Supply Limited           50.0                   Ontario
                    15.  Munro Agromart Ltd.                           50.0                   Ontario
                    16.  Oakwood Agromart Ltd.                         50.0                   Ontario
                    17.  Oxford Agropro Ltd.                           50.0                   Ontario
                    18.  Scotland Agromart Ltd.                        50.0                   Ontario
                    19.  Setterington's Fertilizer Service Limited     50.0                   Ontario
                    20.  Sprucedale Agromart Limited                   50.0                   Ontario
                    21.  Tri-County Agromart Ltd.                      50.0                   Ontario
               j.   Royster-Clark, Inc.                                40.0                   Delaware
               k.   Port Neal Corporation                             100.0                   Delaware

                             TERRA INDUSTRIES INC.                    Exhibit 21
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 28, 1998

                                            Percentage              Percentage
Name of Company                             Held by TRA             Held by Sub        Jurisdiction
---------------                             -----------             -----------        ------------
     A.  Terra Capital, Inc. (continued)
     -----------------------------------
         3.  BMC Holdings, Inc.                                     100.0              Delaware
             which owns
             ----------
             a.  Beaumont Methanol, Limited Partnership/2/           58.0              Delaware
                 which owns
                 ----------
                 1.  Terra (U.K.) Holdings Inc.                     100.0              Delaware
                     which owns
                     ----------
                     a.  Beaumont Ammonia Inc.                      100.0              Delaware

         4.  Terra Nitrogen Corporation                             100.0              Delaware
             which owns
             ----------
             a.  Terra Nitrogen Company, L.P./3/                     66.0              Delaware
                 which owns
                 ----------
                 1.  Terra Nitrogen, Limited Partnership/4/          99.0              Delaware
                     a.  Oklahoma Co\\2\\ Partnership                50.0              Oklahoma

         5.  Terra Capital Funding LLC/5/                            99.0              Delaware
             a.  Terra Funding Corporation/6/                       100.0              Delaware

VIII.    Western Gold Exploration and Mining Company,
         Limited Partnership                                         50.0              Delaware
         which owns
         ----------
         A.  West Gold Placer, Inc.                                 100.0              Delaware


--------------------------
/2/Terra Methanol Corporation is General Partner.
/3/Terra Nitrogen Corporation's interest includes 1.0101% as General Partner. /4/Terra Nitrogen Corporation is 1% General Partner.
/5/Terra Capital Holdings, Inc. has a 1% interest.
/6/An outside investor owns one share of Class SV Preferred Shares with limited voting rights.